EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2015 relating to the financial statements of Woodbridge Holdings, LLC, which appear in BBX Capital Corporation's Annual Report on Form 10‑K for the year ended December 31, 2015 as Exhibit 99.1.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
June 10, 2016